LOAN AGREEMENT

This Loan Agreement (the “Agreement”), effective as of October 1, 2012 (the “Effective Date”), is entered into by and among AccelPath, Inc., a Delaware corporation (the “Company”); and Khaldoon A. Aljerian (individually, the “Lender”).

PRELIMINARY STATEMENT

WHEREAS, the Company has requested that the Lender a make loan to the Company in the aggregate principal amount of $100,000.00; and

WHEREAS, the Lender is willing to make such loans under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties hereto agree as follows:

1.  The Loans

1.1       The Loans.  Subject to the terms and conditions of this Agreement and the prior satisfaction of the conditions precedent set forth in Section 5 hereof, the Lender agrees to make the loan (the “Loan”) in an aggregate principal amount of $100,000 (the Lender’s “Commitment”) to the Company at the Closing (as defined). The closing shall take place at the offices of the Company at 10:00 a.m., local time, on October 1, 2012, or at such other location, date and time as many be agreed upon between the Company and the Lender (the “Closing”).

1.2       The Notes.  The Loan made by the Lender shall each be evidenced by a unsecured promissory note of the Company (the “Note”) in principal face amount of the Loan, payable to the order of each Lender and otherwise substantially in the form attached hereto as Exhibit A.

2.  Representations and Warranties

2.1       Representations and Warranties of the Company.  The Company hereby represents and warrants that:

(a)       Organization, Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, is duly qualified and authorized to do business in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company (a “Material Adverse Effect”), and has the requisite power and authority necessary to own its assets, carry on its business and enter into and perform its obligations under this Agreement, the Note,  and all other documents, agreements or instruments entered into as defined in connection therewith (collectively, the “Loan Documents” and individually a “Loan Document”).

(b)       Corporate Authority, Etc.  The execution, delivery and performance of the Loan Documents are within the Company’s power and authority and have been duly authorized by all necessary action.  The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of the Company’s shareholders or any other person, do not and will not under present law violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, do not violate any provision of the Company’s Certificate of Incorporation or bylaws, do not and will not result in any breach of any material agreement, lease or instrument to which the Company is a party or by which the Company or any of its assets are bound and which could reasonably be expected to have a Material Adverse Effect, and do not and will not give rise to any lien or charge upon any of the Company’s assets.

(c)       Validity of Documents.  Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal, or any third party is or under present law will be necessary to the validity or performance by the Company of any Loan Document.

(d)       SEC Filings.  Each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2010 is available on EDGAR (as such documents have since the time of their filing been amended, the “Information Documents”), which are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date.  Except as disclosed to the Lenders, as of their respective dates, the Information Documents complied in all material respects with  the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to the Information Documents, and none of the Information Documents contained at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)       Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Information Documents (the “Accelpath Financials”), (i) complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission (“SEC”) with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments).

2.2       Representations and Warranties of Lender.  The Lender represents and warrants to the Company that it:

(a) is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(b) is acquiring the Notes for its own account for investment only and not with a view to the distribution or public offering thereof within the meaning of the Securities Act.

(c) understands that the Note is being, entered into in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Note.

(d) understands that the Note has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Lender shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Note, may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Note can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto).

(e) is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the availability of certain current public information about the Company, (ii) the resale occurring following the required holding period under Rule 144 and (iii) the number of shares being sold during any three-month period not exceeding specified limitations.

(f) if the Lender is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code), hereby represents that Lender is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Note, or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Note, (ii) any foreign exchange restrictions applicable to such issuance, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Note.  The Company’s issuance and Lender’s acquisition and continued ownership of the Note will not violate any applicable securities or other laws of Lender’s jurisdiction.

(g) has received, has had ample opportunity to review and has reviewed, a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement.

(h) has, in connection with such Lender’s decision to acquire the Note, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein.

(i) has had an opportunity to discuss (i) the Company’s business, management and financial affairs with directors, officers and management of the Company and (ii) this investment with representatives of the Company and ask questions of them and such questions have been answered to such Lender’s full satisfaction.

(j)  if Lender is an individual, then Lender resides in the state or province identified in the address of Lender set forth on the signature page hereof; if Lender is a partnership, corporation, limited liability company or other entity, then the office or offices of Lender in which its investment decision was made is located at the address or addresses of Lender set forth on the signature page hereof.

(k) has the requisite power and authority, and in the case of a Lender that is a natural person, is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement.  The execution, delivery and performance of this Agreement by the Lender, the consummation by the Lender of the transactions contemplated hereby and the compliance by the Lender with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Lender, and no other action or proceeding on the part of the Lender is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Lender and, assuming due execution and delivery by the Company, constitutes the valid and binding obligations of the Lender, enforceable against such Lender in accordance with its terms.

3.  Conditions Precedent

3.1       The Loans.  The obligation of the Lender to make the Loan is conditioned upon the following:  The Lender shall have received the Note duly executed and delivered by the Company.

4.  Miscellaneous

4.1       Amendments.  No amendment, modification, termination or waiver of this Agreement or any provision hereof nor any consent to any departure by the Company herefrom shall be effective unless the same is in writing and signed by the Lender and the Company and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.2       Governing Law.  This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the

State of Delaware without regard to Delaware or federal principles of conflict of laws.

4.3       Notices.  All notices, requests, demands, directions, declarations and other communications between the Lenders and the Company provided for in this Agreement, except as otherwise expressly provided, shall be mailed by registered or certified mail, return receipt requested, or by overnight courier or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto.  The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax delivered in hand, or by overnight courier be effective when sent.  Any party may change its address by a communication in accordance herewith.

4.4       Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

4.5       Counterparts.  This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

4.6       Entire Agreement.  The Loan Documents embody the entire agreement and understanding between the Company and the Lenders and supersede all prior agreements and understandings between the Company and the Lenders relating to the subject matter thereof.

4.7       Expenses.  Each party hereto shall be responsible for their own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Loan Documents and all related instruments and documents executed and delivered in connection herewith.

4.9       WAIVER OF JURY TRIAL.  THE LENDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

4.10     Further Assurances.  The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lenders may reasonably require, including, without limitation, obtaining governmental and other third party consents and approvals.

4.11     Successors and Assigns.  The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns, except that any transfer by the Lender to a non-affiliated entity shall require the written consent of the Company.

4.12     Maximum Rate.  All agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof.  If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Company and the Lender.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed on the date first above written.

COMPANY:

AccelPath, Inc.

By:	/s/ Shekhar Wadekar
Name: Shekhar Wadekar
Title: President

LENDER:

By:	/s/ Khaldoon Aljerian
Name:	Khaldoon A. Aljerian
Title:
Address:	King Saud University Faculty Housing
Street 9, Villa 77
Riyadh
Kingdom of Saudi Arabia